SECOND AMENDMENT TO
                                 LOAN AGREEMENT


     This SECOND AMENDMENT TO LOAN AGREEMENT (this "Second Amendment") is entered into effective as of the 1st day of February 2003, between U.S. Global Investors, Inc. (the "Borrower"), and Bank One, NA, with its main office in Chicago, Illinois (the "Bank").

                                    RECITALS

A. Effective on February 1, 2001, Borrower and Bank executed a loan agreement whereby Bank agreed to make available to Borrower a $1,109,827.14 Real Estate Loan, and a Revolving Credit Loan not to exceed the Commitment Amount, pursuant to the terms of the Loan Agreement. The Loan Agreement was subsequently amended by that First Amendment to Loan Agreement between Borrower and Bank dated effective July 1, 2001. The Loan Agreement and First Amendment to Loan Agreement are hereafter referred to collectively as (the "Loan Agreement").

B. Borrower and Bank desire to renew and extend the Revolving Credit Loan and to modify and amend certain provisions of the Loan Agreement and Bank is willing to do so on the terms and conditions stated in this Second Amendment.

C. Each capitalized term used in this Second Amendment shall have the meaning given to it in the Loan Agreement.

     NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, Borrower and Bank agree as follows:

                                                    AGREEMENT:

     1.   Article 3 is hereby amended to delete Section 3.03 in its entirety.

     2. Section 5.01 is hereby amended to delete subsection (j) in its entirety.

     3. Section 6.01(c) is hereby amended to add the following at the beginning of the subsection:

          "In the event any amount is requested or outstanding under the Revolving Credit Loan, the..."

     4. Section 6.02 is hereby amended to delete subsection (a) "Debt Service Coverage" in its entirety and replace such subsection with a new subsection (a) as follows:

          "(a) Liquidity. Borrower will maintain, at all times, an aggregate total of cash, marketable securities and Accounts acceptable to Bank (net of contra accounts) to be at least $1,000,000.00, tested on a quarterly basis."

     5. Section 6.16 is hereby deleted in its entirety and replaced with the following:

          "6.16 Availability Fee. The Borrower shall pay to Bank an availability fee (the `Availability Fee") with respect to each calendar quarter during the term of the Revolving Credit Note, based on the unused amount of such Note. The Availability Fee shall be an amount equal to A x (B-C) x (D/E), where A is equal .35%; B equals the original amount of the Revolving Credit Note; C equals the average daily outstanding principal balance of the Revolving Credit Loan during the calendar quarter; D equal the actual number of days elapsed during the calendar quarter; and E equals 360. Each Availability Fee shall be due and payable to Bank quarterly, in arrears, within fifteen (15) days after Borrower's receipt of an invoice for the Availability Fee from Bank."

     6. Appendix A item 5 "Borrowing Base" is deleted and replaced with the following:

                    "5. "Borrowing Base" shall mean eighty percent (80%) of the Eligible Accounts."


     7. Exhibit A and Exhibit B to the Loan Agreement are hereby replaced with Exhibit A and Exhibit B attached to this Second Amendment.

     8. Conditions Precedent. Paragraphs 1 through 7 above are not effective until Bank receives (i) a counterpart of this Second Amendment executed by Borrower, (ii) payment of any and all costs and expenses (including without limitation, attorneys' fees and expenses) that Bank may reasonably incur in connection with the preparation and negotiation of this Second Amendment and all related documents, and
          (iii) any other document reasonably required by Bank.

     9.   Ratifications.  Borrower (a) ratifies and confirms all  provisions  of
          --------------
          the Loan Documents as amended by this Second Amendment, (b) ratifies and confirms that all assurances and Liens granted, conveyed, or assigned to Bank under the Loan Documents are not released, reduced or otherwise adversely affected by this Second Amendment and continue to assure, and secure full payment and performance of the present and future Obligations, and (c) agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional documents, and certificates and authorizations as Bank may reasonably request in order to create, perfect, preserve, and protect those assurances and Liens.

     10. Representations. Borrower represents and warrants to Bank that as of the date of this Second Amendment (a) all representations and warranties in the Loan Documents are true and correct in all material respects except to the extent that (i) any of them speak to a different specific date or to covenants and conditions as are amended by this Second Amendment or (ii) the facts on which any of them were based have been changed by transactions contemplated or permitted by the Loan Agreement, and (b) no undisclosed Event of Default has occurred or is continuing.

     11. Authority; Binding Effect. Each signatory to this Second Amendment represents and warrants to Bank that (i) it or he has taken all corporate, partnership or other action required to authorize execution of this Second Amendment and compliance with its terms, (ii) this Second Amendment does not and will not violate or conflict with any law, statute, regulation, order, agreement, document, or instrument binding on it or him, or its or his property, and (iii) on Bank's request, it or he shall provide reasonably satisfactory evidence thereof to Bank.

     12. Original Agreements Valid, As Amended. Except as modified by this Second Amendment, the Loan Agreement and Loan Documents remain in full force and effect as originally written.

     13.  Miscellaneous.

          (a) Governing Law. This Second Amendment is being executed and delivered, and is intended to be performed , in the State of Texas, whose substantive laws govern the validity, construction, enforcement and interpretation of this Second Amendment.

          (b) Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Second Amendment.

          (c) Multiple Counterparts. This Second Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Second Amendment by signing such counterpart.

          (d) Texas Business and Commerce Code Section 26.02 Notice. THIS SECOND AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES CONCERNING THE MATTERS CONTAINED HEREIN (BUT DOES NOT AFFECT THE LOAN DOCUMENTS EXCEPT AS SPECIFIED HEREIN) AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                "Borrower"

                                U.S. GLOBAL INVESTORS, INC.

                                By:
                                   ---------------------------------------------

                                Name:    Frank E. Holmes
                                Title:   Chairman and Chief Executive Officer

                                Date:
                                     -------------------------------------------



                                "Bank"

                                BANK ONE, NA, with its
                                main office in Chicago, Illinois

                                By:
                                   ---------------------------------------------
                               Name: Clay D. Jett
                                Title:  Vice President - Commercial Banking

                                Date:
                                     -------------------------------------------

                                    EXHIBIT A

                BORROWING BASE (COVENANT) COMPLIANCE CERTIFICATE
                      (For the month/quarter/year ending )

     Pursuant to the Loan Agreement dated February 1, 2001, as amended by that First Amendment to Loan Agreement dated to be effective July 1, 2001, and that Second Amendment to Loan Agreement dated to be effective February 1, 2003 (the "Loan Agreement") between U.S. Global Investors, Inc. ("Borrower") and Bank One, NA ("Bank One"), the undersigned hereby certifies as follows. Unless otherwise defined herein, the terms used in this Certificate have the meaning(s) assigned to it/them in the Loan Agreement.

1. I am the duly appointed President or Chief Financial Officer or Chief Accounting Officer or Controller of Borrower;

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision a detailed review of the transactions and condition of the Borrower during the accounting period covered by the financial statements being furnished concurrently with this Certificate;

3. The Borrower is in full compliance with all terms, conditions, covenants and provisions of the Loan Agreement, except as follows:

4. The Borrower reports its compliance with the financial covenants contained in the Loan Agreement as follows:

     Section Covenant          Required / Permitted               Actual
     ----------------          --------   ----------------        ------
     Current Ratio                 2.00:1.00

     Ratio of Debt to TNW           .75:1.00

     Liquidity                    $1,000,000.00

5. Each of the representations contained in the Loan Agreement are correct as of this date.

6. The financial statements of Borrower as of ______________, 20____, and for the fiscal year then ended, and the financial statements as of ______________, 20____, and for the partial fiscal year then ended, present fairly the financial condition of Borrower and the results of its operations as of the dates of such statements and for the fiscal periods then ended, and since the date of the latest of such statements there has been no Material Adverse Effect in its financial position or its operations.

7. No Event of Default has occurred and Borrower is not aware of any facts which might result in an Event of Default.


Date:                                        Borrower:
     ----------------------

                                             U.S. Global Investors, Inc.

                                             By:
                                                --------------------------------
                                             Its:
                                                 -------------------------------

                                    EXHIBIT B

                  BORROWING BASE COMPLIANCE (DRAW) CERTIFICATE

1. Total Accounts Receivable (AR)                       $_______________________
   a)  Less:  Accounts more than 60 days past DOI       $_______________________
   b)  Less:  100% of uninsured Foreign Accounts        $_______________________
   c)  Less:   Other non Eligible Accounts              $_______________________
   d)  Total Eligible Accounts Receivable               $_______________________


2. Available borrowing advance
       A. Accounts Receivable @ 80% of line 1(e) $_______________________ 3.
Total Eligible Collateral (line 2A) $_______________________ 4. Amount of Promissory Note $_______________________ 5. Lesser of line 3 or line 4 $_______________________ 6. Present Promissory Note balance
   (principal outstanding)                              $_______________________
7. Principal Balance available for borrowing            $_______________________
   (line 5 minus line 6) (If line 7 is a negative number, then a "pay down" in accordance with the Agreement is required)

Pursuant to that certain Loan Agreement dated February 2, 2001, as amended by that First Amendment to Loan Agreement dated to be effective July 1, 2001 and that Second Amendment dated to be effective February 1, 2003, ("Agreement") as entered into by and between U.S. Global, Investors, Inc. ("Borrower") and Bank One, NA ("Bank One"), Borrower submits the foregoing information for the purpose of inducing Bank One to advance money to Borrower from the balance of funds available (if any) under Borrower's Promissory Note dated February 1, 2003 in the original principal amount of $1,000,000.00. Borrower hereby certifies and affirms that the information contained in this Borrowing Base Compliance (Draw) Certificate is true, complete and correct according to the financial records of the Borrower and is properly available as collateral for advances pursuant to the Agreement and the representations and warranties set forth therein. As of the date of this Certificate Borrower is in full compliance with all terms, conditions, covenants and provisions of the Loan Agreement. Borrower is not aware of any Event of Default under the Agreement or any facts or circumstances which might give rise to any Event of Default. The terms used in this Certificate have the same meaning as assigned to them in the Agreement. Borrower further certifies that all withholding taxes and FICA Taxes have been paid in full as of the date of this Certificate.

                                               Borrower:

                                               U.S. Global Investors, Inc.

                                               By:
                                                  ------------------------------
                                               Its:
-----------------------------                      -----------------------------
          (date)